UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)

February 18, 2010

Merchants Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11595	03-0287342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive	05403
South Burlington, Vermont (Address of Principal Executive Offices)	(Zip Code)

(802) 658-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of 2010 Executive Annual Incentive Plan

On February 18, 2010, the Board of Directors of Merchants Bancshares, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, which, among other things, reviews and approves incentive plans for executive officers, approved the 2010 Executive Annual Incentive Plan (the “Plan”) and designated target awards for fiscal year 2010 (calculated as a percentage of base salary) for certain executive officers of the Company, including the Company’s named executive officers as set forth in the Company’s proxy statement for the 2009 annual meeting. The target award percentages are 35% for Michael R. Tuttle, President & Chief Executive Officer and 25% for Janet P. Spitler, Senior Vice President, Treasurer and Chief Financial Officer, Thomas S. Leavitt, Executive Vice President, Community Banking, Thomas R. Havers, Senior Vice President, Operating and Administrative Division Manager, and Geoffrey R. Hesslink, Senior Vice President, Senior Lender. The possible payouts under the Plan range from 0% to 150% of these target awards based upon the Company’s and, in the case of Mr. Leavitt and Mr. Hesslink, division or individual performance. In order for the Plan to activate, the Company must achieve a net income target ($12.5 million in 2010) and maintain acceptable ratings on internal and regulatory agency audits. The awards of Messrs. Tuttle and Havers and Ms. Spitler will be based upon achieving targets with respect to the Company’s return on assets, return on equity relative to an industry index, efficiency ratio, net interest income and Tier 1 capital ratio. The awards of Messrs. Leavitt and Hesslink will be based upon one to three Company goals depending upon their current role as well as one or more division and/or individual performance goals. The Nominating and Governance Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Merchants Bancshares, Inc. 2010 Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Michael R. Tuttle
	Name:	Michael R. Tuttle
Date: February 23, 2010	Title:	President & Chief Executive Officer

EXHIBITS

Exhibit No.	Description

10.1	Merchants Bancshares, Inc. 2010 Executive Annual Incentive Plan